EXHIBIT 10.30


                          FIRST AMERICAN RAILWAYS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         1.       PURPOSE

                  The First American Railways, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of First American Railways, Inc., a Nevada corporation (the "Company"), and its subsidiaries will have an opportunity to acquire an equity interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term in defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423(b) of the Code.

         2.       DEFINITIONS

                  (a) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (b) "Common Stock" shall refer to the class of stock which, as of the effective date of this Plan, is designated as common stock of the Company.

                  (c) "Committee" shall mean the Committee appointed by the President of the Company in accordance with Section 3 of the

Plan.

                  (d) "Compensation" shall mean regular straight-time earnings plus sales commissions and payments for overtime and performance bonuses (typically paid at year end) and other special payments, commissions and other marketing incentive payments.

                  (e) "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company or one of its Subsidiaries and is regularly scheduled to work more than 20 hours per week and more than three months per year.

                  (f) "Initial Offering" shall have the meaning as described in
Section 4 of the Plan.

                  (g) "Initial Offering Commencement Date" shall mean the date on which each Initial Offering under the Plan commences.

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                  (h) "Market Value" of the Company's Common Stock on any date of reference shall be the closing price of the Common Stock on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the closing price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if the Common Stock is not listed or admitted for trading on any United States national securities exchange, the average of the high and low sale prices of the Common Stock for such a day reported on The Nasdaq SmallCap Market or a comparable consolidated transaction reporting system, or if no sales are reported for such day, such average for the most recent business day within five business days before such day which sales are reported, or (iii) if neither clause (i) or (ii) is applicable, the average between the lowest bid and highest asked quotations for Common Stock on such day as reported by The Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding business days.

         (i) "Offering" shall have the meaning as described in Section 4 of the Plan.

         (j) "Offering Commencement Date" shall mean the date on which each Offering under the Plan commences.

         (k) "Offering Period" shall mean a period commencing on the Offering Commencement Date or the Initial Offering Commencement Date and terminating on the Offering Termination Date.

         (l) "Offering Termination Date" shall mean each December 31 on which each Offering and/or Initial Offering terminates.

         (m) "Option" shall mean an option to purchase Common Stock granted under the Plan.

         (n) "Participant" shall refer to an eligible Employee who participates in the Plan in accordance with the provisions contained herein.

         (o) "Purchase Date" shall mean the date on which options are exercised and stock is purchased under the Plan.

         (p) "Stock Administrator" shall mean an Employee or Employees designated by the Committee, pursuant to Section 3 of the Plan, to perform certain day-to-day administrative functions to implement the Plan.

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         (q) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the Offering Commencement Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.       ADMINISTRATION

                  The Plan shall be administered by the Committee of the Company appointed by the President of the Company (the "President"). The composition of the Committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. Any member of the Committee may resign by submitting a letter of resignation to the President. Further, the President may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies in the Committee. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be effective as if it had been made by a majority vote at a meeting of the Committee duly called and held.

                  The Committee may designate an Employee or Employees to serve as Stock Administrator to implement the provisions of, and interpretations by the Committee, of the Plan. In absence of the designation by the Committee of a Stock Administrator, any reference herein to the Stock Administrator shall be deemed to be a reference to the Committee.

         4.       OFFERINGS

                  The Plan will be implemented by one offering per year commencing January 1 (an "Offering"). The first Offering under the Plan shall begin on June 1, 1997 and will terminate December 31, 1997. Subsequent Offerings for eligible participants will begin on January 1, and terminate on December 31 of such year. For participants who initially become eligible to participate after the completion of the sixty (60) days of employment there will be an initial Offering (an "Initial Offering") commencing on the first

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day of the next following calendar quarter date (January 1, April 1, July 1 or
October 1).

         5.       SHARES SUBJECT TO THE PLAN

                  The maximum number of shares of Common Stock issuable under the Plan, subject to adjustment in accordance with Section 13 hereof, shall be one million (1,000,000) shares.

         6.       TERM OF PLAN

                  The Plan shall become effective on June 1, 1997 subject to the Company's stockholders approval of the adoption of the Plan. Unless earlier terminated pursuant to the provisions of Section 12 hereof, the Plan shall continue in effect through the consummation of the transactions necessary to complete the Offering, or Initial Offering, terminating December 31, 2006.

         7.       ELIGIBILITY AND PARTICIPATION

                  INITIAL ELIGIBILITY: Any Employee who shall have completed sixty (60) days employment with the Company or a Subsidiary (or with a predecessor company) shall be eligible to participate in Offerings, or in an Initial Offering, under the Plan which commence on or after such sixty day period of employment has concluded, provided Employee is still employed with the Company. Directors who are not Employees are not eligible to participate in the Plan.

                  LEAVE OF ABSENCE: For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to close of business on the 90th day. Termination by the Company of any Employee's leave of absence other than by such Employee's return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any Options.

                  RESTRICTIONS ON PARTICIPATION: Notwithstanding any provisions of the Plan to the contrary, no Employee shall be permitted to purchase Common Stock under the Plan:

                  (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options or other rights to purchase capital stock of the Company possessing 5% or more of the total combined voting power or fair market value (as determined by

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the Committee) of all outstanding shares of capital stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee), or

                  (b) which permits such Employee's rights to purchase capital stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the capital stock of the Company (determined at the time such option or right is granted) for each calendar year in which such option or right is outstanding.

                  PARTICIPATION: An eligible Employee may become a Participant in an Offering or Initial Offering by completing a Subscription Agreement for payroll deduction and providing the Subscription Agreement to the Company within the time specified in the Offering, or Initial Offering, in such form as the Stock Administrator provides. Payroll deduction for a Participant shall commence on the applicable Offering Commencement Date or Initial Offering Commencement Date when the Subscription Agreement for a payroll deduction becomes effective. Once a Participant is enrolled, he will automatically be enrolled as a Participant in all Offerings unless the Participant terminates enrollment, becomes ineligible, or the Plan is terminated.

         8.       PAYROLL DEDUCTIONS

                  AMOUNT OF DEDUCTION: An eligible Employee shall authorize payroll deductions in either a specified fixed dollar amount not to exceed 15% of the Participant's annual Compensation or a percentage amount of such Participant's Compensation up to 15% (in increments of 1%) during the Offering or Initial Offering, not to exceed the amount necessary to purchase the maximum number of shares that each Participant can purchase in each Offering or Initial Offering.

                  PARTICIPANT'S ACCOUNT: All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in this Section 8. Other than discontinuing participation, a Participant may not otherwise change the terms of his participation in an Offering or Initial Offering. Specifically, a Participant may not change his payroll deduction percentage for such Offering or Initial Offering.

                  LEAVE OF ABSENCE: If a Participant takes a leave of absence, such Participant shall have the right to elect: (i) to discontinue contributions to the Plan but remain a Participant in the Plan, or (ii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments

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by the Company to the Participant during such leave of absence. If the
Participant agrees to remain a Participant in the Plan during such leave of absence, the Participant agrees to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participants are insufficient to meet such Participant's authorized payroll deduction.

                  PARTICIPANTS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT:
Notwithstanding the other provisions of this Plan except the provisions set forth in Section 7, any Participant subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, shall not have the opportunity to withdraw or discontinue payroll deductions with respect to an Offering, or an Initial Offering, after such Participant completes a Subscription Agreement and the Offering period, or Initial Offering period, has commenced provided that such Participant remains an Employee and subject to such requirements.

         9.       GRANT OF OPTION

                  On the Offering Commencement Date, or the Initial Offering Commencement Date, a participating Employee shall be deemed to have been granted an Option (each, an Option) to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Compensation which he has elected to have withheld up to 15% multiplied by (ii) the Participant's Compensation during the period of the Offering (iii) divided by 85% of the lesser of the Market Value of the Common Stock on the Offering Commencement Date or the Initial Offering Commencement Date, whichever is applicable, or the Market Value of the Common Stock on the Purchase Date; or an amount equal to (i) a fixed dollar amount which the Participant has elected to have withheld divided by (ii) 85% of the lesser of the Market Value of the Common Stock on the Offering Commencement Date, or the Initial Offering Commencement Date, whichever is applicable, or the Market Value of the Common Stock on the Purchase Date.

         10.      EXERCISE OF OPTION

                  AUTOMATIC EXERCISE: On the end of each calendar quarter (March 31, June 30, September 30, and December 31), each Participant's accumulated payroll deduction (without any increase for interest) will be applied to the purchase of whole shares of Common Stock in accordance with the formula in
Section 9. No fractional shares shall be issued upon the exercise of Options granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of whole shares of Common Stock will be held in each such

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Participant's account for the purchase of shares under the next calendar quarter under the Plan unless a Participant elects to withdraw from the Plan.

                  NON-TRANSFERABILITY OF OPTION: During a Participant's lifetime, Options held by such Participant under the Plan shall be exercisable only by that Participant.

                  DELIVERY OF STOCK: As promptly as is practicable after purchasing whole shares of Common Stock in accordance with the formula in
Section 9, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of such Participant's option.

         11.      WITHDRAWAL

                  GENERAL: A Participant may withdraw participation in the Plan as of the beginning of the following pay period following the Participant giving written notice to the Stock Administrator of the Company. Amounts credited to the Participant's account will be subject to the Automatic Exercise under
Section 10 of the Plan; however, the amount, if any, of accumulated payroll deductions remaining in the withdrawing Participant's account, after the purchase of whole shares of Common Stock, will be returned to the Participant promptly after the Purchase Date. No further payroll deductions will be made from the Participant's pay during such Offering or Initial Offering. The Company may treat any attempt to borrow by an Employee on the security of accumulated payroll deductions as an election to withdraw such payroll deductions.

                  EFFECT ON SUBSEQUENT PARTICIPATION: A Participant's withdrawal during any calendar quarter of an Offering or Initial Offering will result in the Participant's ineligibility to participate until the next following Offering Commencement Date, (i.e., January 1).

                  TERMINATION OF EMPLOYMENT: Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), amounts credited to the terminated Participant's account will be subject to the Automatic Exercise under Section 10 of the Plan; however, the amount, if any, of accumulated payroll deductions remaining in the terminated Participant's account, after the purchase of whole shares of Common Stock, will be returned to the Participant promptly after the Purchase Date.

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                  TERMINATION OF EMPLOYMENT DUE TO DEATH: Upon termination of the Participant's employment because of death, the Participant's beneficiary shall have the right to elect, by written notice given to the Stock Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                  (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

                  (b) to exercise the Participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase in accordance with the formula set forth in Section 9 hereof, and any excess in such account will be returned to said beneficiary, without interest.

                  In the event that no such written notice of election shall be duly received by the Stock Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

                  LEAVE OF ABSENCE: Payroll deductions credited to a Participant's account shall be returned to the Participant without interest upon the Participant's termination of employment by reason of being on leave of absence for more than 90 days, as provided under section 7 of the Plan.

         12.      AMENDMENT AND TERMINATION

                  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the maximum number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify requirements as to the class of Employees eligible to participate in the Plan. No termination, modification, or amendment of the Plan may adversely affect the rights of a Participant having an outstanding Option under the Plan without the consent of such Participant.

         13.      RECAPITALIZATION OR REORGANIZATION

                  If, at any time while any Options are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger,

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recapitalization, reclassification, stock split, reverse stock split, stock dividend, or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and in the exercise price or prices applicable to such outstanding Options.

                  Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan shall thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Options for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transaction as it shall deem necessary to assure that all Participants shall receive the cash, securities and/or property as to which they may thereafter be entitled.

         14.      MISCELLANEOUS

                  INITIAL PLAN YEAR: Notwithstanding any other provision of the Plan, during the period of the Offering commencing June 1, 1997 and terminating December 31, 1997, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: the sum of (i) an amount equal to a fixed dollar amount which the Participant has elected not to exceed 15% of the Participant's Compensation during the period April 1, 1997 and June 30, 1997 plus (ii) an amount equal to that percentage of the Participant's Compensation, or fixed dollar amount, whichever is applicable, which he has elected to have withheld up to 15% multiplied by the Participant's Compensation during the period of July 1, 1997 to December 31, 1997, such sum divided by 85% of the lesser of the Market Value of the Common Stock on the Offering Commencement Date or the Initial Offering Commencement Date, whichever is applicable, or the Market Value of the Common Stock on the Purchase Date. In addition to the payroll deductions, the fixed amount elected by the Participants not to exceed 15% of the Participant's Compensation during the period April 1, 1997 and June 30, 1997, shall be subject to the automatic exercise under Section 10 of the Plan; for the initial plan year, the automatic exercise under Section 10 will be effective on September 30, 1997 and thereafter.

                  HOLDING PERIOD: An Employee must notify the Company promptly if the Employee disposes of Common Stock acquired under

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the Plan within two years of the date Options were granted hereunder or within one year of the Purchase Date of such Common Stock.

                  RESTRICTIONS ON EXERCISE: Common Stock shall not be issued pursuant to the exercise of an Option, unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitations, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of such exercise that such shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  REGISTRATION OF STOCK: Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs, by written notice to the Stock Administrator of the Company prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

                  DESIGNATION OF BENEFICIARY: A Participant may file a written designation of beneficiary who is to receive any Common Stock and/or payroll deductions remaining in such Participant's account. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Stock Administrator. Upon the death of a Participant and upon receipt by the Stock Administrator of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver Common Stock and/or payroll deductions remaining in such Participant's account to such beneficiary. In the event of a death of a Participant and in the absence of a beneficiary designated under the Plan who is living at the time of such Participant's death, the Stock Administrator shall deliver such Common Stock and/or remaining payroll deductions to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Stock Administrator, the Stock Administrator may deliver such Common Stock and/or remaining payroll deductions to the spouse or to any one or more dependents of the Participant as

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the Committee may designate. No beneficiary shall, prior to the death of the
Participant, acquire any interest in the stock or payroll deductions credited to the Participant's account.

                  TRANSFERABILITY: Neither payroll deductions credited to a Participant's account nor any rights to exercise an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect.

                  PARTICIPANT'S INTEREST IN OPTION STOCK: Each Participant shall not have any rights or interest in the shares of Common Stock obtainable under an Option until such Option has been exercised in accordance with the provisions of the Plan.

                  USE OF FUNDS: All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions from other Company assets.

                  NO EMPLOYMENT RIGHTS: The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

                  SECURITIES LAWS: With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                  GOVERNING LAW: The Provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Florida.

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         15.      SIGNATURE PAGE

                  IN WITNESS WHEREOF, this Plan has been executed by its duly authorized representatives day and year written below.

Signed, sealed, and delivered

this __ day of _____________,

199__, in the presence of:

                                                  FIRST AMERICAN RAILWAYS, INC.

______________________________________________

______________________________________________    By:__________________________

                                                  Name:________________________

                                                  Title:_______________________

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